EXHIBIT 99.1

Media Contacts:
Al Galgano
Marian Briggs
Padilla Speer Beardsley
(612) 455-1700

Analysts International Reports Q3 2007 Results;
Newly-Appointed President and CEO to Focus on Profitability and Performance

Minneapolis, MN – November 5, 2007– Analysts International (NASDAQ: ANLY) reported the results for its third quarter ended September 29, 2007.  Revenues totaled $93.5 million for the quarter, compared to $85.5 million for the same quarter in 2006.  For the quarter, the Company reported a net loss of $(448,000), or $(.02) per diluted share, compared to a net loss of $(522,000) or $(.02) per diluted share during the third quarter of 2006.

For the nine months ended September 29, 2007, the Company reported revenues of $271.9 million compared to $260.2 million for the same period in 2006.  The net loss for the period was $(3.2 million) or $(.13) per diluted share compared to a net loss of $(526,000), or $(0.02) per diluted share period in 2006.

“During the third quarter we continued to operate ahead of the performance improvement plan adopted in April,” stated Interim President and CEO Mike LaVelle.  “We continued our focus on daily operating and performance standards to meet strong client demand, and we benefited from the cost reduction and business process improvements implemented in the second quarter.  We are continuing to make investments in sales and recruiting talent, and we expect to see further improvements in the fourth quarter as we continue our work on developing a strategic plan to integrate our staffing and solutions businesses into a full-spectrum IT professional services offering.”

“The results of the third quarter show the progress the Company has made during Mike LaVelle’s interim leadership,” stated newly-appointed President and CEO, Elmer Baldwin.  “Our focus will continue to be on returning the Company to profitability.  Our goal is to align our management team and our 2,800 associates to focus on the highly performing areas of our company, where the market is attractive and we are advantaged.”

Analysts will host a conference call tomorrow at 9:30 a.m. CST to discuss these results in detail and answer questions participants may have.  Interested parties may access the call by dialing 1-888-802-7345 or 1-973-582-2777 for international participants a few minutes before the scheduled start and ask for the Analysts International conference call moderated by Company President and CEO, Mike LaVelle.  The call may also be accessed via the Internet at www.analysts.com, where it will be archived.  Interested parties can also hear a replay of the call from 12:30 p.m. CST November 6, 2007 until 10:59 p.m. CST on November 13, 2007, by dialing 1-877-519-4471, or 1-973-341-3080 for international participants and using the access code 9369059.  The Company will also file an 8-K with the Securities and Exchange Commission that will provide a full transcript of the prepared remarks delivered on the call.

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company.  With sales and customer support offices in the United States and Canada, Analysts International provides information technology resources and solutions, including: Professional Services, which focuses on providing highly skilled placements; IT Resources Staffing, which is focused on providing reasonably priced resources to volume buyers effectively and on demand; and Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market. Analysts International’s Symmetry Workforce Solutions is a flexible set of services that support a customer’s supply chain management, ranging from resource allocation through billing and payment of suppliers. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach.  For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in this Press Release by the Company, its interim President and CEO, Michael J. LaVelle, or President and CEO, Elmer Baldwin, regarding: (i) additional operational improvements during the Company’s fourth quarter of the fiscal year; (ii) integration of the Company’s staffing and solutions offerings into a full-spectrum IT professional services offering; and (iii) focusing on highly performing areas of the Company in attractive markets where the Company holds an advantage are forward looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company, Mr. LaVelle or Mr. Baldwin expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) further operational improvements in the fourth quarter are not attainable; (ii) unsuccessful implementation or execution of the Company's new business plan/strategy; (iii) focus on highly performing areas of the Company’s business does not result in improved performance; and (iv) other economic, business, competitive and/or regulatory factors affecting the Company's business generally, including those set forth in Analysts' filings with the SEC, including its Annual Report on Form 10-K for the 2006 fiscal year, especially in the Management's Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to the Company on the date of the Press Release. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in the Press Release to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

 (Financials follow)

Analysts International Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
(in thousands except per share amounts)	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

Revenue:
Provided directly	$59,938	$65,655	$183,275	$196,969
Provided through subsuppliers	13,709	12,470	44,651	40,194
Product sales	19,898	7,355	43,975	23,064
Total revenue	93,545	85,480	271,901	260,227

Expenses:
Salaries, contracted services and direct charges	61,117	64,333	189,253	195,443
Cost of product sales	18,289	6,450	39,784	20,202
Selling, administrative and other operating costs	14,105	14,876	43,478	44,200
Merger related costs	--	(83)	--	(327)
Restructuring and other severance related costs	337	(39)	1,759	(54)
Amortization of intangible assets	266	266	799	786

Operating loss	(569)	(323)	(3,172)	(23)
Non-operating income	227	5	251	114
Interest expense	(100)	(194)	(243)	(586)

Loss before income taxes	(442)	(512)	(3,164)	(495)
Income tax expense	6	10	34	31

Net loss	$(448)	$(522)	$(3,198)	$(526)

Per common share:
Basic loss	$(.02)	$(.02)	$(.13)	$(.02)
Diluted loss	$(.02)	$(.02)	$(.13)	$(.02)

Average common shares outstanding	25,056	24,662	24,917	24,631
Average common and common equivalent shares outstanding	25,056	24,662	24,917	24,631

Analysts International Corporation
Consolidated Balance Sheets

(in thousands)	September 30, 2007 (unaudited)	December 30, 2006
Assets

Current assets:
Cash and cash equivalents	$83	$179
Accounts receivable, less allowance for doubtful accounts	69,707	64,196
Other current assets	3,014	2,484
Total current assets	72,804	66,859

Property and equipment, net	2,662	2,925
Other assets	25,471	26,447
Total assets	$100,937	$96,231

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$27,600	$24,411
Salaries and vacations	5,564	7,416
Line of credit	8,901	2,661
Deferred revenue	1,256	1,267
Restructuring accrual, current portion	365	385
Health care reserves and other amounts	1,117	1,670
Deferred compensation	1,329	208
Total current liabilities	46,132	38,018

Non-current liabilities:
Deferred compensation	1,517	2,319
Restructuring accrual	61	160
Other liabilities	275	--
Shareholders’ equity	52,952	55,734
Total liabilities and shareholders’ equity	$100,937	$96,231

Analysts International Corporation
Reconciliation of non-GAAP Financial Measures
(in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

Net loss as reported	$(448)	$(522)	$(3,198)	$(526)
Taxes	6	10	34	31
Depreciation	391	629	1,283	1,809
Amortization	266	266	799	786
Net interest expense (income)	71	189	190	571
Return of common stock	(198)	--	(198)	--
Merger related costs	--	(83)	--	(327)
Restructuring, severance and consulting related costs	365	(39)	2,169	(54)

Adjusted EBITDA*	$453	$450	$1,079	$2,290

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) which is adjusted from results based on GAAP to exclude certain items.  For the 2007 periods, we have excluded costs associated with severance payments made as part of our performance improvement plan, the costs associated with outside consultants engaged by the Board of Directors, additional restructuring adjustments resulting from our inability to sublet portions of dormant space, and the return of common stock from an escrow account following the departure of two of the principals of a company we acquired in 2005.  For the 2006 periods we have excluded credits resulting from the reversal of certain accruals associated with our attempted merger with Computer Horizons.  We believe these adjustments are helpful in providing a meaningful comparison between current results and prior reported results.  This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

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